Exhibit 99.1

NEWS RELEASE
May 21, 2025

DYCOM INDUSTRIES, INC. REPORTS FISCAL 2026 FIRST QUARTER RESULTS AND INCREASES ANNUAL OUTLOOK
First Quarter Highlights
(All metrics compared to the first quarter of fiscal 2025)

•Contract revenues of $1.259 billion, up 10.2%
•Adjusted EBITDA of $150.4 million, or 11.9% of contract revenues, up 14.9%
•Net income of $61.0 million, or $2.09 per common share diluted
•Record backlog of $8.127 billion as of April 26, 2025
•Repurchased 200,000 shares for $30.2 million during Q1

West Palm Beach, Florida, May 21, 2025 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the first quarter ended April 26, 2025.

“Dycom had a strong start to fiscal 2026 with continued progress against our goals, excellent financial and operational performance, and a record backlog. Based on our first quarter results and a favorable demand outlook, we are increasing our full year fiscal 2026 contract revenue outlook and remain positioned for continued success,” said Dan Peyovich, Dycom’s President and Chief Executive Officer.

“The strength of our business model and the ongoing execution of our strategy will enable us to continue to capitalize on the significant opportunities we see in the industry. I want to thank the Dycom team for their dedication to excellence and their focus on delivering for our customers every day.”

First Quarter Results

Contract revenues increased 10.2% to $1.259 billion for the quarter ended April 26, 2025, compared to $1.142 billion in the year ago quarter. On an organic basis, contract revenues increased 0.7% after excluding contract revenues from acquired businesses that were not owned for the entirety of both the current and prior year quarters. Total contract revenues from acquired businesses were $111.9 million for the quarter ended April 26, 2025, compared to $3.4 million in the prior year quarter.

Non-GAAP Adjusted EBITDA increased to $150.4 million, or 11.9% of contract revenues, for the quarter ended April 26, 2025, compared to $130.9 million, or 11.5% of contract revenues, in the prior year quarter. Net income was $61.0 million, or $2.09 per common share diluted, for the quarter ended April 26, 2025, compared to $62.6 million, or $2.12 per common share diluted, in the prior year quarter. Results for the quarter ended April 26, 2025 include income tax benefits resulting from the vesting and exercise of share-based awards of $2.2 million, or $0.08 per share, compared to $5.9 million, or $0.20 per share, in the year ago quarter.

During the quarter ended April 26, 2025, the Company repurchased 200,000 shares of its common stock in open market transactions for $30.2 million at an average price of $150.93 per share.

Outlook

Fiscal 2026 Annual Outlook

Building on strong first quarter results and a favorable demand outlook, the Company is increasing its full year fiscal 2026 expected range of contract revenues. We now expect total contract revenues to range from $5.290 billion to $5.425 billion, representing a range of 12.5% to 15.4% total growth over the prior year, compared to the prior range of 10.0% to 13.0%.

Fiscal 2026 will include 53 weeks of operations due to our fiscal calendar, with the extra week occurring in the Company’s fiscal fourth quarter when operations are normally seasonally impacted by winter weather. Additionally, fiscal 2025 included $114.2 million of storm restoration services and we have not included storm restoration revenues in the fiscal 2026 outlook.

Second Quarter Fiscal 2026 Outlook

For the quarter ending July 26, 2025, the Company expects the following:

Contract revenues	$1.38 billion to $1.43 billion
Non-GAAP Adjusted EBITDA	$185 million to $200 million
Diluted Earnings per Common Share	$2.74 to $3.05

For additional information regarding the Company’s outlook, please see the presentation materials available on the Company’s website posted in connection with the conference call discussed below.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, the Company may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. See Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures in the press release tables that follow.

Conference Call Information and Other Selected Data

The Company will host a conference call to discuss fiscal 2026 first quarter results on Wednesday, May 21, 2025 at 9:00 a.m. ET. Interested parties may participate in the question and answer session of the conference call by registering at https://register-conf.media-server.com/register/BId9b71fb44ee4418c989bfb1e2a716abe. Upon registration, participants will receive a dial-in number and unique PIN to access the call. Participants are encouraged to join approximately ten minutes prior to the scheduled start time.

For all other attendees, a live listen-only audio webcast of the call, including an accompanying slide presentation, can be accessed directly at https://edge.media-server.com/mmc/p/k6sjrri9. A replay of the live webcast and the related materials will be available on the Company's Investor Center website at https://dycomind.com/investors for approximately 120 days following the event.

About Dycom Industries, Inc.

Dycom is a leading provider of specialty contracting services to the telecommunications infrastructure and utility industries throughout the United States. These services include program management, planning, engineering and design; aerial, underground, and wireless construction; maintenance; and fulfillment services for telecommunications providers. Additionally, Dycom provides underground facility locating services for various utilities, including telecommunications providers, as well as other construction and maintenance services for electric and gas utilities.

Forward Looking Information

This press release contains forward-looking statements within the meaning of the 1995 Private Securities Litigation Reform Act. These forward-looking statements include those related to the outlook for the fiscal year ending January 31, 2026 and the quarter ending July 26, 2025, including, but not limited to, those statements found under the “Outlook” section of this press release. Forward-looking statements are based on management’s expectations, estimates and projections, are made solely as of the date these statements are made, and are subject to both known and unknown risks and uncertainties that may cause the actual results and occurrences discussed in these forward-looking statements to differ materially from those referenced or implied in the forward-looking statements contained in this press release. The most significant of these known risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) and include future economic conditions and trends including the potential impacts of an inflationary economic environment, changes in government policies and laws affecting our business, including related to funding for infrastructure projects and tariff policies, changes to customer capital budgets and spending priorities, the availability and cost of materials, equipment and labor necessary to perform our work, the adequacy of the Company’s insurance and other reserves and allowances for credit losses, whether the carrying value of the Company’s assets may be impaired, the future impact of any acquisitions or dispositions, adjustments and cancellations of the Company’s projects, the impact to the Company’s backlog from project cancellations or postponements, the impacts of pandemics and public health emergencies, the impact of varying climate and weather conditions, the anticipated outcome of other contingent events, including litigation or regulatory actions involving the Company, the adequacy of our liquidity, the availability of financing to address our financials needs, the Company’s ability to generate sufficient cash to service its indebtedness, the impact of restrictions imposed by the Company’s credit agreement, and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update its forward-looking statements.

For more information, contact:
Callie Tomasso, Vice President Investor Relations
Email: investorrelations@dycomind.com
Phone: (561) 627-7171
---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	April 26, 2025	January 25, 2025
ASSETS
Current assets:
Cash and equivalents	$16,119	$92,670
Accounts receivable, net	1,527,845	1,373,738
Contract assets	101,992	63,375
Inventories	132,968	127,255
Income tax receivable	—	2,963
Other current assets	45,807	34,629
Total current assets	1,824,731	1,694,630

Property and equipment, net	567,405	541,921
Operating lease right-of-use assets	111,960	112,151
Goodwill and other intangible assets, net	538,269	550,076
Other assets	62,607	46,589
Total assets	$3,104,972	$2,945,367

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$259,227	$223,490
Current portion of debt	15,000	10,000
Contract liabilities	92,109	73,548
Accrued insurance claims	47,072	46,686
Operating lease liabilities	38,177	35,823
Income taxes payable	45,086	30,636
Other accrued liabilities	135,178	166,970
Total current liabilities	631,849	587,153

Long-term debt	1,017,635	933,212
Accrued insurance claims - non-current	55,248	49,836
Operating lease liabilities - non-current	74,891	76,928
Deferred tax liabilities, net - non-current	32,023	32,172
Other liabilities	27,168	26,969
Total liabilities	1,838,814	1,706,270

Total stockholders’ equity	1,266,158	1,239,097
Total liabilities and stockholders’ equity	$3,104,972	$2,945,367

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share amounts)
Unaudited

	Quarter	Quarter
	Ended	Ended
	April 26, 2025	April 27, 2024
Contract revenues	$1,258,608	$1,142,423

Costs of earned revenues, excluding depreciation and amortization	1,011,112	921,636
General and administrative[1]	103,726	94,555
Depreciation and amortization	58,389	45,205
Total	1,173,227	1,061,396

Interest expense, net	(14,045)	(12,834)
Other income, net	7,264	9,251
Income before income taxes	78,600	77,444

Provision for income taxes[2]	17,552	14,890

Net income	$61,048	$62,554

Earnings per common share:

Basic earnings per common share	$2.11	$2.15

Diluted earnings per common share	$2.09	$2.12

Shares used in computing earnings per common share:

Basic	28,930,399	29,113,943

Diluted	29,263,624	29,551,709

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES
(Dollars in thousands)
Unaudited

CONTRACT REVENUES, NON-GAAP ORGANIC CONTRACT REVENUES, AND GROWTH %

	Quarter	Quarter
	Ended	Ended
	April 26, 2025	April 27, 2024
Contract Revenues - GAAP	$1,258,608	$1,142,423
Contract Revenues - GAAP Growth %	10.2%

Contract Revenues - GAAP	$1,258,608	$1,142,423
Revenues from acquired businesses[3]	(111,878)	(3,416)
Non-GAAP Organic Contract Revenues	$1,146,730	$1,139,007
Non-GAAP Organic Contract Revenues Growth %	0.7%

NET INCOME AND NON-GAAP ADJUSTED EBITDA

	Quarter	Quarter
	Ended	Ended
	April 26, 2025	April 27, 2024
Reconciliation of net income to Non-GAAP Adjusted EBITDA:
Net income	$61,048	$62,554
Interest expense, net	14,045	12,834
Provision for income taxes	17,552	14,890
Depreciation and amortization	58,389	45,205
EBITDA	151,034	135,483
Gain on sale of fixed assets	(9,773)	(12,404)
Stock-based compensation expense	9,099	7,823
Non-GAAP Adjusted EBITDA	$150,360	$130,902
Non-GAAP Adjusted EBITDA % of contract revenues	11.9%	11.5%

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used as follows:

•Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entirety of both the current and prior year periods, excluding certain non-recurring items. Non-GAAP Organic Contract Revenue change percentage is calculated as the change in Non-GAAP Organic Contract Revenues from the comparable prior year period divided by the comparable prior year period Non-GAAP Organic Contract Revenues. Management believes Non-GAAP Organic Contract Revenues is a helpful measure for comparing the Company’s revenue performance with prior periods.

•Non-GAAP Adjusted EBITDA - EBITDA (earnings before interest, taxes, depreciation and amortization) adjusted for gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

Notes

1 Includes stock-based compensation expense of $9.1 million and $7.8 million for the quarters ended April 26, 2025 and April 27, 2024, respectively.
2 Provision for income taxes includes tax benefits of $2.2 million and $5.9 million for the quarters ended April 26, 2025 and April 27, 2024, respectively, resulting from the vesting and exercise of share-based awards.
3 Amounts represent contract revenues from acquired businesses that were not owned for the entirety of both the current and prior year periods.